Exhibit 5.1

                                  July 2, 1999

COMFORCE Corporation
415 Crossways Park Drive
P.O. Box 9006
Woodbury, NY  11797

         RE:      COMFORCE Corporation
                  Registration Statement of Form S-3

Ladies and Gentlemen:

     We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 193,124 shares of the Company's common stock ("Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act"), for sale by a selling stockholder.

     In connection with the registration, we have examined the following:

     (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

     (c) Resolutions of the Board of Directors of the Company authorizing the issuance of the Common Stock; and

     (d) Such other agreements, documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications and assumptions :

     (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Delaware are concerned, it is our opinion that the 193,124 shares of Common Stock being registered for resale under the Registration Statement have been legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."

                                     Very truly yours,

                                     /s/ Doepken Keevican & Weiss

                                     DOEPKEN KEEVICAN & WEISS
                                     PROFESSIONAL CORPORATION


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